UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Bioanalytical Systems, Inc.

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January 28, 2011

Dear BASi Shareholders:

You are invited to attend the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (“BASi”) to be held Thursday, March 17, 2011 at 10:00 a.m. (EST) at BASi headquarters located at 2701 Kent Avenue, West Lafayette, Indiana, 47906 for the following purposes:

(1)	to elect one director of BASi to serve for a term expiring at the Annual Meeting of Shareholders to be held in 2014 and until his successor is duly elected and qualified; and
(2)	to consider and act on a proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for fiscal 2011.

Details can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

We hope you are able to attend the Annual Meeting personally, and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope or you can vote via telephone or the Internet with the instructions provided on the proxy card. The vote of each shareholder is very important. You may revoke your proxy at any time before it is voted by giving written notice to the Corporate Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

On behalf of the Board of Directors and management of BASi, I sincerely thank you for your continued support.

Sincerely,

Anthony S. Chilton, Ph.D.
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE: March 17, 2011

TIME: 10:00 a.m.

PLACE: Bioanalytical Systems, Inc. Headquarters
2701 Kent Avenue
West Lafayette, IN 47906

MATTERS TO BE VOTED UPON:

1.	The election of one class II director of BASi to serve until the annual meeting of shareholders in 2014 and until his successor is elected and qualified.

2.	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for fiscal 2011.

3.	Such other business as may properly be brought before the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEE NAMED IN THE PROXY STATEMENT AND FOR THE RATIFICATION OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR FISCAL 2011.

Holders of BASi common shares of record at the close of business on January 31, 2011 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Anthony S. Chilton, Ph.D.
Chief Executive Officer

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY. A POSTAGE-PAID RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.  YOU MAY ALSO VOTE VIA TELEPHONE OR THE INTERNET WITH THE INSTRUCTIONS PROVIDED ON THE PROXY CARD.

TABLE OF CONTENTS

BIOANALYTICAL SYSTEMS, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MARCH 17, 2011

GENERAL

This proxy statement is furnished by Bioanalytical Systems, Inc. (“BASi” or the “Company”) in connection with the solicitation by the Board of Directors of BASi of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on Thursday, March 17, 2011, and at any adjournment thereof. The meeting will be held at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana 47906. This proxy statement and the accompanying form of proxy will be first mailed to shareholders on or about February 4, 2011.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by delivering written notice to the Assistant Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting in person. All proxies returned prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted FOR the election of the nominee for director named below, FOR the ratification of Crowe Horwath LLP as the Company’s independent registered public accountants for fiscal 2011, and in accordance with the recommendation of the Board of Directors on any other matter that is properly brought before the meeting. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of determining whether a quorum is present.

As of the close of business on January 31, 2011, the record date for the Annual meeting, there were 4,915,318 common shares of BASi outstanding. Each outstanding common share owned as of January 31, 2011 is entitled to one vote. BASi has no other voting securities outstanding. Shareholders do not have cumulative voting rights.

A quorum will be present if a majority of the outstanding common shares are present, in person or by proxy, at the Annual Meeting. If a quorum is present, directors will be elected by a plurality of the votes cast and the appointment of Crowe Horwath LLP as independent registered public accountants for fiscal 2011 will be ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote on any of the proposals to be considered at the Annual Meeting.

A copy of the BASi Annual Report and Form 10-K, including audited financial statements and a description of operations for the fiscal year ended September 30, 2010, accompanies this proxy statement. The financial statements contained in the Annual Report and Form 10-K are not incorporated by reference in this proxy statement. The solicitation of proxies is being made by BASi, and all expenses in connection with the solicitation of proxies will be borne by BASi. BASi expects to solicit proxies primarily by mail, but directors, officers and other employees of BASi may also solicit proxies in person or by telephone. BASi will pay any costs so incurred, but the directors, officers and other employees involved in such solicitations will not receive any additional compensation for such actions.

HOW TO VOTE YOUR SHARES

We are pleased to offer you four options for voting your shares:

(1)	You can vote via the Internet with the instructions provided on the proxy card; or

(2)	You can vote via telephone by following the instructions provided on the proxy card; or

(3)	You can attend the Annual Meeting and cast your vote in person; or

(4)	You may complete, sign, date and return the proxy card by mail or hand delivery.

We encourage you to register your vote via the Internet. If you attend the meeting, you may also submit your vote in person and any votes that you previously submitted—whether via the Internet, by phone, by mail or by hand delivery—will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by phone, by mail or by hand delivery, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner set forth in the proxy. To vote at the meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a "legal proxy" to bring to the meeting.

COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving this proxy statement and proxy card?
This proxy statement describes the proposals on which you, as a shareholder of BASi, are being asked to vote. It also gives you information on the proposals to be voted on at the Annual Meeting, as well as other information so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote. You may, instead, follow the instructions above to vote by mail using the enclosed proxy card or you may vote via the Internet or by telephone using instructions included on the proxy card. Even if you currently plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Who can vote at the Annual Meeting?
Shareholders who owned common stock on January 31, 2011, the record date for the Annual Meeting, may attend and vote at the Annual Meeting. Each common share is entitled to one vote. There were 4,915,318 common shares outstanding on January 31, 2011.

What am I voting on?
We are asking you to elect one Class II director to the Board of Directors of the Company and to ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accountants for fiscal 2011.

What if I change my mind after I give my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•
Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Assistant Secretary at our corporate headquarters address listed on the Notice of Meeting);

•	Signing another proxy with a later date; or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting but do not vote.

How many shares must be present to hold the meeting?
To hold the meeting and conduct business, a majority of BASi’s outstanding voting shares as of January 31, 2011 must be present in person or represented by proxies at the meeting. On January 31, 2011, a total of 4,915,318 common shares were outstanding and entitled to vote. Shares representing a majority number of these votes, or 2,457,660 shares, must be present at the Annual Meeting or in person or by proxy, to hold the meeting and conduct business. This is called a quorum.

Shares are counted as present at the meeting if:

•	They are voted via the Internet; or

•	They are voted via the telephone by following the instructions on the proxy card; or

•	They are voted in person at the meeting; or

•	They are voted by a properly executed proxy card delivered to the Company via mail or by hand delivery.

Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of determining whether a quorum is present.

Will my shares be voted if I do not sign and return my proxy card?
If your shares are registered in your name, they will not be voted unless you vote by the internet, telephone, submitting your proxy card via mail or hand delivery, or voting in person at the meeting.

How will my shares be voted if they are held in “street name”?
If your shares are held in “street name,” you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.

If you do not give your broker or nominee instructions as to how to vote your shares, they may be voted only on matters for which the broker or nominee has discretionary authority under applicable rules. These “broker non-votes” will be counted for purposes of determining whether a quorum is present but will not be counted for any other purpose with respect to Proposals 1 or 2.

How many votes must the nominee have to be elected as Class II director?
The Class II director nominated for election will be elected by a plurality of the votes cast, meaning that the person receiving the highest number of “for” votes will be elected. We expect that the election to be held at the 2011 Annual Meeting will be an uncontested election.

Shares represented by your proxy will be voted by BASi’s management “for” the election of the nominee recommended by BASi’s Board of Directors unless you withhold authority for such nominee.

How many votes are required to approve the proposals to be voted on at the Annual Meeting other than the election of directors?
The proposal to ratify Crowe Horwath LLP as our independent registered public accountants will be approved if the number of votes for approval of the proposal exceeds the number of votes against the proposal at the Annual Meeting.

Who will pay for this proxy solicitation?
We will bear the costs of soliciting proxies from our shareholders. These costs include preparing, assembling, printing, mailing and distributing the proxy statements, proxy cards and annual reports. We will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common shares.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1 - ELECTION OF DIRECTOR

Required Vote and Board of Directors’ Recommendation

Under the Company's Amended and Restated Bylaws, the number of directors of the Company is to be fixed by resolution of the Board of Directors.  The Board of Directors has set the number of directors at seven.  In accordance with Indiana law and the Company’s Amended and Restated Bylaws, the Company’s Board of Directors is divided into three classes: Class I, Class II and Class III, each class having a staggered term of three years. Each year the term of office of one Class expires.   The term of office of the Class II directors expires at the 2011 Annual Meeting.

Class II of the Board of Directors consists of two directors.  The terms of office of the Board of Directors has nominated  David W. Crabb, M.D. ( the "Nominated Director") to be elected by the holders of the Company’s common shares, to serve as a Class II Director of the Company for a term expiring at the 2014 annual meeting of shareholders and until his successor is elected and qualified.  The other director's seat in Class II was occupied by Leslie B. Daniels until his resignation in October 2010.  The Nominating Committee and the Board of Directors have not nominated anyone for election to the other director's seat in Class II.  That director's seat will remain vacant after the Annual Meeting and can be filled by the remaining members of the Board of Directors.

If elected, the Nominated Director will serve for a term expiring at the Annual Meeting of Shareholders to be held in 2014 and until his successor is duly elected and qualified. If elected, the Nominated Director has consented to serve as a director of the Company.

The Board of Directors unanimously recommends that shareholders vote FOR the election of the Nominated Director. Unless authority to vote for the Nominated Director is withheld, the accompanying proxy will be voted FOR the election of the Nominated Director. However, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event the Nominated Director becomes unable to serve or for good cause will not serve. Proxies will not be voted for more than one nominee. If a quorum is present, the nominee receiving a plurality of the votes cast will be elected to the Board of Directors.

Nominated Director

The following table shows certain information about the Nominated Director.  The address for the Nominated Director is 2701 Kent Avenue, West Lafayette, IN  47906.

Name	Age	Position	Served as Director Since

David W. Crabb, M.D.	57	Director	2004

Business Experience of the Nominated Director

David W. Crabb, M.D. has served as a director of the Company since February 2004. He has been Chairman of the Indiana University Department of Medicine since 2001. He has been a member of the faculty of the Indiana University Departments of Medicine and Biochemistry and Molecular Biology since 1983.  He served as Vice Chairman for Research for the department and as an Assistant Dean for Research from 1993 to 2000. Dr. Crabb is the Director of the Indiana Alcohol Research Center, serves on several editorial boards and is a member of the Boards of Directors of Polymer Technology Systems, Inc., The Regenstrief Institute, and the Health and Hospital Corporation of Marion County. He was a recipient of a NIH Merit award and numerous other research and teaching awards.

Remaining Members of the Board

The following table sets forth certain information regarding each of the remaining directors.  The address for each of the remaining directors is 2701 Kent Avenue, West Lafayette, Indiana 47906:

Name	Age	Position	Director Since

Class III Director serving until the 2012 Annual Meeting of Shareholders:
John Landis	57	Chairman, Director	2009
David Omachinski	58	Director	2009
Anthony S. Chilton	54	Director, President and Chief Executive Officer	2010

Class I Director serving until the 2013 Annual Meeting of Shareholders:
Larry S. Boulet	64	Director	2007
A. Charlene Sullivan	61	Director	2010

Business Experience of Remaining Members of the Board

John B. Landis, Ph.D. joined the BASi Board of Directors in November 2009 and was elected Chairman of the Board on February 11, 2010. Dr. Landis previously served as Senior Vice President, Pharmaceutical Sciences of Schering-Plough Corporation, a pharmaceutical company, from September 2003 until his retirement in October 2008.  In that role, Dr. Landis led the global pharmaceutical sciences function of pharmacy, analytical chemistry, process chemistry, biotechnology, quality assurance, clinical supplies and devices.  Prior to that, Dr. Landis served as Senior Vice President, Preclinical Development at Pharmacia Corporation from 1997 until 2003 and led the global preclinical functions of toxicology, drug metabolism and pharmacokinetics, pharmaceutical sciences, analytical chemistry and laboratory animal care.  Dr. Landis also served as Vice President, Central Nervous System (CNS) Psychiatry, Critical Care and Inflammation Development for Pharmacia & Upjohn from 1995 through 1997.  Prior to that, Dr. Landis was employed by The Upjohn Company, where he held positions of increasing responsibility in the areas of analytical research, quality assurance and quality control. He is a current member of Purdue University’s Chemistry Leadership Council and Dean’s Leadership Council for the School of Science and serves on the Advisory Board of South West Michigan Life Science Venture Capital and NanoMed Scientific and on the board of directors of Metabolic Solutions Development Company.  Over his career, Dr. Landis served on several other boards of directors, academic advisory panels and professional boards.  Dr. Landis earned Ph.D. and M.S. degrees in Analytical Chemistry from Purdue University and a B.S. degree in Chemistry from Kent State University.

Mr. Omachinski joined the BASi Board of Directors in October 2009.  Mr. Omachinski is currently an executive management consultant.  From 1993 to 2005, he served in various executive management positions with Oshkosh B'Gosh, Inc., including President, Chief Operating Officer, Chief Financial Officer, Vice President of Finance and Treasurer.  Mr. Omachinski also previously held various executive roles with Schumaker, Romenesko & Associates, S.C., a Wisconsin-based, full service, regional accounting firm. Mr. Omachinski has served on the board of Anchor BanCorp Wisconsin, Inc. since 1999, the University of Wisconsin-Oshkosh Foundation since 2003, and Chamco, Inc. since 2002.  Mr. Omachinski received his Bachelor of Business Administration from the University of Wisconsin-Oshkosh and is a certified public accountant.

Larry S. Boulet has served as a director of the Company since May 2007. Mr. Boulet was a Senior Audit Partner with PriceWaterhouseCoopers (PWC) and a National Financial Services Industry Specialist, retiring in July 2002. For the last five years of his career with PWC, Mr. Boulet served as Partner-in-charge of the Indianapolis office’s Private Client Group. Prior to serving on our Board, he served on the Board of Directors of Century Realty Trust, an Indiana based, real estate investment trust. He also served as Audit Committee Chairman until the Trust’s sale and liquidation in 2007. Currently, Mr. Boulet also serves on the Indiana State University Foundation Board of Directors, where he is a former Chairman of the Board. He holds a B.S.degree in Accounting from Indiana State University.

A. Charlene Sullivan, Ph.D. has served as a director of the Company since January 2010.  Dr. Sullivan is an Associate Professor of Management at the School of Management and the Krannert Graduate School of Management at Purdue University since 1984 and has been a faculty member at Purdue since 1978.  Throughout her career at Purdue, Dr. Sullivan has taught undergraduate and graduate classes on corporate finance, financial institutions and markets and financial and managerial accounting and has received numerous awards and honors from the university.  Since 2000, Dr. Sullivan also has served as the Management Faculty Advisor for the Technical Assistance Program at Purdue, which consults with small businesses in Indiana.  In addition, Dr. Sullivan has served as a financial analyst for the Indiana Gaming Commission since 1995 and as a risk management consultant for Edgar Dunn & Company (a strategy and consulting firm) since 1994.  Dr. Sullivan has served on the boards of directors of several private financial institutions and not-for-profit organizations, including the Federal Reserve Bank of Chicago from 1990 until 1996 and the Purdue Employees Federal Credit Union from 1997 until April 2009.  She currently serves on the board of directors of the Greater Lafayette Community Foundation and on the Asset-Liability Committee for the Purdue Employees Federal Credit Union.  Dr. Sullivan earned a B.S. degree in Home Economics from the University of Kentucky and a M.S. and Ph.D. in Management from Purdue University.

Board Independence

The Board of Directors has determined that Larry S. Boulet, Dr. David W. Crabb, David Omachinski, Dr. John B. Landis and Dr. A. Charlene Sullivan have no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals meet the current independence requirements of the NASDAQ Marketplace Rules, as well as the independence requirements of the Securities and Exchange Commission (“SEC”).

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are split into two positions.  The Board of Directors believes that separating these roles aligns the Company with emerging trends in best practices for corporate governance of public companies and accountability to shareholders. The Board also believes that this provides a leadership model that clearly distinguishes the roles of the Board of Directors and management. The separation of the Chairman and Chief Executive Officer positions allows our Chief Executive Officer to direct his energy towards operational and strategic issues while the non-executive Chairman focuses on governance and shareholders.  The Company believes that separating the Chairman and Chief Executive Officer positions enhances the independence of the Board of Directors, provides independent business counsel for our Chief Executive Officer, and facilitates improved communications between Company management and members of the Board of Directors.

Oversight of Risk Management

It is management’s responsibility to manage our enterprise risks on a day-to-day basis.  The Board of Directors is responsible for risk oversight by focusing on our overall risk management strategy and the steps management is taking to manage our risk.  While the Board of Directors as a whole maintains the ultimate oversight responsibility, the Board of Directors has delegated certain risk management oversight responsibilities to its various committees.  The Audit Committee oversees management of market and operational risks that could have a financial impact, such as those relating to internal controls, liquidity or raw materials.  The Compensation Committee is responsible for overseeing risks related to our compensation programs, including structuring and reviewing our executive compensation programs, considering whether such programs are in line with our strategic objectives and incentivizing appropriate risk-taking.  The Corporate Governance and Nominating Committee manages the risks associated with governance issues, such as the independence of the Board of Directors and key executive succession.

In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

Committees and Meetings of the Board of Directors

The Board of Directors has established Compensation, Audit and Nominating Committees, each of which has a written charter. Copies of these charters are available on our website:  www.basinc.com.  Scheduled meetings are supplemented by frequent informal exchange of information and actions taken by unanimous written consents without meetings.

No member of the Board of Directors attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member. One out of the six members of the Board of Directors attended the 2010 Annual Meeting of shareholders. All of the members of the Board of Directors are encouraged, but not required, to attend BASi’s annual meetings. The following chart shows the number of meetings of each of the committees of the Board of Directors and meetings of the Board of Directors at which a quorum was present:

Committee	Members	Meetings in fiscal 2010

Compensation	Leslie B. Daniels (Chair)*	4
	David W. Crabb
	John B. Landis

Audit	Larry S. Boulet (Chair)	4
	David W. Crabb
	Leslie B. Daniels*
	David L. Omachinski
	A. Charlene Sullivan

Nominating	David W. Crabb (Chair)	3
	Leslie B. Daniels*
	John B. Landis

Board of Directors		5

* Mr. Daniels resigned from the Board and each committee on October 5, 2010.

The Compensation Committee makes recommendations to the Board of Directors with respect to:
•	compensation arrangements for the executive officers of BASi,
•	policies relating to salaries and job descriptions,
•	insurance programs,
•	benefit programs, including retirement plans, and
•	administration of the 2008 Stock Option Plan.

The Audit Committee is responsible for:
•	reviewing with the auditors the scope of the audit work performed,
•	establishing audit practices,
•	overseeing internal accounting controls,
•	reviewing financial reporting, and
•	accounting personnel staffing.

The Board of Directors has adopted a written charter for the Compensation Committee and for the Audit Committee, both of which can be found on our website at www.basinc.com. Audit Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by Rule 4200(a)(15) of the NASD listing standards). The Board of Directors has determined that each of Larry S. Boulet and David L. Omachinski is an “audit committee financial expert” (as defined by Item 401(h) of Regulation S-K) and “independent” (as defined by Item 7(d)(3)(iv) of Schedule 14A).

The Nominating / Corporate Governance Committee is responsible for receiving and reviewing recommendations for nominations to the Board of Directors and recommending individuals as nominees for election to the Board of Directors. Nominating Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by rule 4200 (a)(15) of the NASD listing standards). The Board of Directors adopted a written charter for the Nominating Committee on February 21, 2007 which can be found on our website at www.basinc.com.

The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be made to the Board of Directors or to an individual director in writing and delivered to Bioanalytical Systems, Inc., Attention: Corporate Secretary, 2701 Kent Avenue, West Lafayette, Indiana 47906 not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual shareholders meeting. The Corporate Secretary will forward all such communications to the addressee.  Nominations must set forth, with respect to the person nominated, their name, age, business address and residence address, principal occupation or employment, class and number of shares of BASi which are owned beneficially or of record by the person, and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  The shareholder making this proposal must state his, her or its name and record address, the class and number of shares of BASi which he, she or it owns beneficially or of record, a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  The Chair of the Nominating/Corporate Governance Committee or his or her designee shall have the authority to determine whether a nomination is properly made.

There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with BASi, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but the Nominating Committee does consider, among other things, a director nominee’s potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience.  The Nominating Committee will evaluate nominees for directors submitted by shareholders in the same manner in which it evaluates other director nominees. No shareholder has properly nominated anyone for election as a director at the Annual Meeting.

Family Relationships

There are no family relationships among the directors and executive officers of BASi.

Certain Relationships and Transactions

The Board reviews transactions with related parties, but has no formal policies in place with respect to such review or the approval of such transactions. There were no transactions with related parties in fiscal 2010.

Communications with the Board of Directors

Any shareholder who desires to contact members of the Board of Directors, including non-management members as a group, may do so by writing to:

Corporate Secretary, Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, IN 47906
corporatesecretary@BASInc.com

The corporate secretary will collect all such communications and organize them by subject matter. Thereafter, each communication will be promptly forwarded to the appropriate board committee chairperson according to the subject matter of the communication. Communications addressed to the non-management members as a group will be forwarded to each non-management member of the board.

Communications with the Audit Committee

Any person who would like to contact the Company for the purpose of submitting a complaint regarding accounting, internal accounting controls, or auditing matters may do so via email, by writing to:

Chairman of the Audit Committee,
Larry S. Boulet
auditcommittee@BASInc.com

Upon receipt of a complaint, the Chairman of the Audit Committee will follow a review process and actions dictated in the Company’s Code of Business Conduct and Ethics to review and address the complaint.  The Company’s Code of Business Conduct and Ethics applies to all of BASi’s directors, employees and officers.  BASi’s Code of Business Conduct and Ethics is available on the Company’s website.

Non-Employee Director Compensation and Benefits

BASi's compensation package for non-employee directors is generally comprised of cash (annual retainers and board and committee meeting fees) and stock option awards. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent BASi's shareholders and reflect BASi's position in the industry. With the 2008 Stock Option Plan, BASi intended to better align director and shareholder interests through the use of stock option awards to directors. Actual annual pay varies among directors based on Board committee memberships, committee chair responsibilities and meetings attended. BASi has not adopted guidelines with respect to non-employee director ownership of common shares. Directors who are employees, if any, receive no additional compensation for their service on the Board.

Compensation for non-employee directors during the 2010 fiscal year consisted of the following:

Type of Compensation	Amount ($)
Annual retainer for Board membership	3,300
Annual retainer for director serving as Chair of the Audit Committee	2,000
Annual retainer for director serving as Chair of the Compensation Committee	1,000
Annual retainer for director serving as Chair of the Nominating Committee	500
Meeting fee for Board meeting, in person	1,000
Meeting fee for Board meeting, by phone	500
Committee meetings, non-Board meeting days, in person	500
Committee meetings, non-Board meeting days, by phone	250
Daily fee for consultation with management	1,000

For meetings of the standing Board committees held in conjunction with a meeting of the Board, no additional fees are paid.

Option Awards

The amounts disclosed under the heading "Option Awards" in the table below consist of the aggregate grant date fair value of the stock option awards granted in fiscal 2010 in accordance with FASB ASC Topic 718.  The grant date fair value of the option awards may vary from the actual amount ultimately realized based on a number of factors. The factors include BASi's actual operating performance, Common Share price fluctuations, differences from the valuation assumptions used, the limited liquidity in the trading of the Company’s shares and the timing of exercise or applicable vesting.

Business Expenses

The directors are reimbursed for their business expenses related to their attendance at BASi meetings, including room, meals and transportation to and from Board and committee meetings.   Directors are also encouraged to attend educational programs related to Board issues and corporate governance, which are reimbursed by the Company.

Non-Employee Directors' Compensation Table

The following table shows information regarding the compensation of BASi's non-employee directors for the 2010 fiscal year.

DIRECTOR COMPENSATION FOR FISCAL 2010
Name (4)	Fees paid in cash ($)	Option Awards (1) ($)	All Other Compensation ($)(3)	Total ($)
Larry S. Boulet	19,450	4,245	—	23,695
David W. Crabb	15,200	—	—	15,200
Leslie B. Daniels (2)	15,700	4,245	1,504	21,449
John B. Landis	5,675	8,490	227	14,392
David L. Omachinski	5,975	8,490	560	15,025
A. Charlene Sullivan	4,925	8,490	185	13,600

(1)
Stock option awards granted to non-employee directors on August 16, 2010 with an exercise price of $1.01 per share and grant date fair value of $.849 per share.  Assumptions used in the calculation of the grant date fair value are included in Note 8 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

(2)	Mr. Daniels resigned as a director on October 5, 2010.
(3)	Reimbursement for travel expenses associated with Board meetings.
(4)
Total options outstanding for each director at fiscal year end 2010 are as follows:  10,000 outstanding options for each of Dr. Landis, Mr. Omachinski and Dr. Sullivan, respectively; 15,000 outstanding options for each of Mr. Boulet and Mr. Daniels, respectively.  Mr. Daniels’ options were subsequently forfeited upon his resignation on October 5, 2010.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Crowe Horwath LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2011.

We are asking our shareholders to ratify the selection of Crowe Horwath LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Crowe Horwath LLP to our shareholders for ratification as a matter of good corporate practice.

The proposal will be approved if more shares represented in person or by proxy and entitled to vote on this item at the Annual Meeting are voted for approval of the proposal than are voted against approval of the proposal.

The Board unanimously recommends that shareholders vote “FOR” ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for fiscal 2011.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Selection of Independent Registered Public Accountants

The Company’s Audit Committee engaged Crowe Horwath LLP (“Crowe”) as the Company’s independent registered public accounting firm for the audit of the consolidated financial statements for the fiscal years ended September 30, 2010, 2009, 2008, 2007 (as Crowe Chizek and Company LLC) and 2006 (as Crowe Chizek and Company LLC).

The Company engaged Crowe as its principal independent registered public accountants effective as of October 30, 2006. At no time prior to October 30, 2006 had the Company consulted with Crowe regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Crowe are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions concerning the audit of the Company’s financial statements.

Fees of Independent Registered Public Accountants

The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

	2010	2009
Audit Fees -
Aggregate fees for annual audit, quarterly reviews	$220,000	$200,000

Tax Fees -
Income tax services related to compliance with tax laws	$80,000	$120,000

There were no fees for services other than the above paid to the Company’s independent registered public accountants.

BASi’s policies require that the scope and cost of all work to be performed for BASi by its independent registered public accountants must be approved by the Audit Committee. Prior to the commencement of any work by the independent registered public accountants on behalf of BASi, the independent registered public accountants provide an engagement letter describing the scope of the work to be performed and an estimate of the fees. The Audit Committee and the Chief Financial Officer must review and approve the engagement letter and the estimate before authorizing the engagement. All fees were reviewed and approved by the Audit Committee during fiscal 2010 and 2009. Where fees charged by the independent registered public accountants exceed the estimate, the Audit Committee must review and approve the excess fees prior to their payment.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any existing or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that BASi specifically incorporates it by reference into a filing.

The Audit Committee of the Board operates under a written charter, which is reviewed periodically and was most recently amended in May, 2008. The Audit Committee is comprised of four non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, Mr. Boulet and Mr. Omachinski each meet the criteria for an “audit committee financial expert” as set forth in applicable SEC rules.

BASi’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. BASi’s independent registered public accounting firm, Crowe Horwath LLP (‘independent auditors’), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of BASi’s accounting policies, internal controls and financial reporting. The Audit Committee reviews BASi’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; reviews and evaluates the performance of our independent auditors; consults with the independent auditors regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors: and is responsible for the selection of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management and the independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented to the Audit Committee that the Company’s internal controls over financial reporting were effective, except for income tax accounting and debt covenant compliance reviews, as of the end of the Company’s most recently-completed fiscal year.

The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and internal controls. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for the annual audit and reviewed the results of the audit with management and the independent auditors.

In addition, the Audit Committee has discussed the independent auditors’ independence from the Company and its management, including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. The Audit Committee has also considered whether the provision of any non-audit services (as discussed under “Fees of Independent Registered Public Accountants”) would impact the independence of the auditors.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010, be filed with the SEC.

AUDIT COMMITTEE

Larry S. Boulet (Chairman)
Dr. David W. Crabb
David L. Omachinski
Dr. A. Charlene Sullivan

PRINCIPAL SHAREHOLDERS

Common Stock

The following table shows, as of January 31, 2011, the number of common shares owned by our directors, executive officers named in the Summary Compensation Table below, our current directors and executive officers as a group, and beneficial owners known to us to hold more than 5% of our outstanding common shares. As of January 31, 2011, there were 4,915,318 common shares outstanding.

NAME	Shares Owned		Shares Owned Jointly	Shares / Options Owned Beneficially	Total	%
Peter T. Kissinger (1)	427,747		595,910	252,310	1,275,967	26.0
Candice B. Kissinger (1)	250,956		595,910	429,101	1,275,967	26.0
Thomas A. Harenburg (2)	276,767		—	—	276,767	5.6
Michael R. Cox (3)	81,000	(4)	—	—	81,000	1.7
Anthony S. Chilton (3)	70,000	(5)	—	—	70,000	1.4
David L. Omachinski (3)	10,000		—	—	10,000	0.2
Larry S. Boulet (3)	6,000	(6)	—	—	6,000	0.1
David W. Crabb (3)	1,300		—	—	1,300	*
John B. Landis(3)	—		—	—	—	*
A. Charlene Sullivan(3)	—		—	—	—	*
11 Executive Officers and Directors as a group	217,219		—	—	217,219	4.4

*Less than 0.1%
(1) Dr. and Mrs. Kissinger’s shares owned beneficially include the shares owned individually by the other spouse and 1,354 shares jointly owned with their children. The address for the Kissingers is 111 Lorene Place, West Lafayette, Indiana 47906.
(2) Mr. Harenburg’s address is 206 N. Main St., Oshkosh, WI  54901.
(3) Addresses are in care of BASi at 2701 Kent Avenue, West Lafayette, Indiana 47906.
(4) Shares owned include 80,000 exercisable stock options as of January 31, 2011.
(5) Shares owned include 70,000 exercisable stock options as of January 31, 2011.
(6) Shares owned include 2,500 exercisable stock options as of January 31, 2011.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee and Compensation Methodology

During the 2010 fiscal year, the Compensation Committee of the Board was responsible for administering the compensation and benefit programs for BASi's team members, including the executive officers. Historically, the Compensation Committee annually reviewed and evaluated cash compensation and stock option award recommendations along with the rationale for such recommendations, as well as summary information regarding the aggregate compensation, provided to BASi's executive officers. The Compensation Committee examined these recommendations in relation to BASi's overall objectives and made compensation recommendations to the Board for final approval. The Compensation Committee also historically sent to the Board for approval its recommendations on compensation for President and Chief Executive Officer, who does not participate in the decisions of the Board as to his compensation package. The President and Chief Executive Officer was not a member of the Compensation Committee during the 2010 fiscal year.

BASi has not hired a compensation consultant to review its compensation practices. The compensation of BASi's executives who were employees as of September 30, 2007 was frozen by the Compensation Committee at the last fiscal year’s 2008 compensation level through fiscal 2010 as part of the effort to return the Company to profitability. This group did not include Dr. Chilton, who was hired in December 2008.

BASi's executive compensation practices are also affected by the highly competitive nature of the biotechnology industry and the location of BASi's executive offices in West Lafayette, Indiana. The fact that West Lafayette, Indiana is a small city in a predominantly rural area can present challenges to attracting executive talent from other industries and parts of the country. However, the favorable cost of living in this area and the small number of competitive employers in this market, enable the Company to pay generally lower salaries for comparable positions to others in its industry. The Company has also recruited a number of key employees from Purdue University, particularly for scientific and technical responsibilities.

The Compensation Committee, in collaboration with management, is in the process of reviewing the compensation structure of the Company in order to provide the proper incentives and necessary retention of key employees, including the named executive officers, to achieve financial success and an appropriate return to shareholders. These efforts will be ongoing in the current fiscal year.

The Company intends to develop compensation packages for BASi's executive officers that meet each of the following three criteria: (1) market competitive - levels competitive with companies of similar size and performance to BASi; (2) performance-based "at risk" pay that is based on both short- and long-term goals; and (3) shareholder-aligned incentives that are structured to create alignment between the shareholders and executives with respect to short- and long-term objectives.

Recent Changes in Senior Management

Since the beginning of the 2010 fiscal year, there were significant changes in BASi's executive management team. Among other changes, the following events occurred:

–	on January 4, 2010, Jon Brewer, Vice President of Sales and Marketing, resigned from the Company;

–	on January 27, 2010, Richard M. Shepperd retired from the office of President of the Company and retired as Chief Executive Officer and as a director on February 12, 2010;

–	on January 27, 2010, Dr. Chilton was elected as interim President of the Company;

–	on May 13, 2010, Dr. Chilton was elected as President and Chief Executive Officer; and

–	on August 18, 2010, Alberto F. Hidalgo was hired as Vice President of Business Development and Marketing.

Employment Agreements and Post-Termination Payments

BASi has Employment Agreements with Messrs. Chilton and Cox and had an Employment Agreement with Mr. Shepperd.

Employment Agreement with Dr. Anthony S. Chilton

On December 1, 2008, BASi entered into an Employment Agreement with Dr. Chilton to serve as Chief Operating Officer, Scientific Services of BASi. Pursuant to the terms of the agreement between BASi and Dr. Chilton, the agreement has an initial term that ends on December 30, 2010, but this employment term can be extended for successive one year periods unless either BASi or Dr. Chilton gives the other party written notice at least 90 days before the end of the term. Dr. Chilton received a base salary of $195,000 per year in the first year, which may be increased by the Company in the future. Additionally, Dr. Chilton received a sign-on bonus in two installments of $5,000 each, on March 15, 2009 and July 15, 2009.  Dr. Chilton will also be eligible for any bonus plans adopted by the Company at the discretion of the Compensation Committee of the Board of Directors.

The Agreement provides that Dr. Chilton could be entitled to severance benefits following the termination of his employment, as is further described below under the heading, “Change-in Control Agreements.” If he is terminated by BASi without "cause", or if Dr. Chilton terminates his employment for "good reason" he would be entitled to the following:

•	Dr. Chilton’s base salary, payable monthly for 12 months following termination;
•	all vacation accrued as of the date of termination;
•	all bonus amounts earned but not paid as of the date of termination; and
•	all salary earned but not paid through the date of termination.

In addition, the non-solicitation provision of Dr. Chilton’s employment contract will not apply in the event of termination without cause or resignation with good reason.

On January 27, 2010, Dr. Chilton was elected as the interim President of the Company.

On February 1, 2010, BASi and Dr. Chilton entered into an Amended and Restated Employment Agreement. Under the amended Employment Agreement, the Company extended the term of Dr. Chilton's employment until January 31, 2013. The amended Employment Agreement provides that, during any period Dr. Chilton serves as Interim President of the Company, (a) his base salary will be increased to $19,105 per month, and (b) he will receive a cash bonus equal to two percent (2%) of the consolidated earnings before interest expense, income tax expense, depreciation expense and amortization expense of the Company for that period ("EBITDA Bonus"). In addition to reimbursement of business expenses in accordance with the Company’s standard reimbursement policies, Dr. Chilton will be entitled to reimbursement for reasonable living expenses in the Lafayette, Indiana area during the term of his employment, and reasonable travel expenses for travel to and from his residence in Alpharetta, Georgia. The Company has also agreed to provide Dr. Chilton a $600 monthly car allowance and certain other benefits consistent with other executive level employees.

The Employment Agreement also provides that if Dr. Chilton becomes the Company's President and Chief Executive Officer, then (i) his base salary will increase to $21,188.33 per month, (ii) he will receive a grant of options to purchase an additional 125,000 common shares of the Company on the date he is elected to those positions and grants of additional options to purchase 25,000 common shares on the first and second anniversaries of the date of the Employment Agreement, (iii) he will continue to earn the EBITDA Bonus, and (iv) he will be elected to the Company's Board of Directors. All of the options will be granted at an exercise price that is equal to the fair market value of the common shares on the date of grant. The options granted on the date of Dr. Chilton's election would vest in three equal installments on January 31, 2011, 2012 and 2013. The options granted in 2011 would vest in two equal installments on January 31, 2012 and 2013 and the options granted in 2012 would vest on January 31, 2013.

According to the Employment Agreement, if Dr. Chilton's employment is terminated without Cause (as defined in the Employment Agreement) or he resigns for "Good Reason" (as defined in the Employment Agreement), then the Company shall (a) pay Dr. Chilton (i) his current salary through the termination date or resignation date; (ii) all vacation accrued as of date of resignation or termination, and (iii) all bonuses earned but not paid as of the date of termination or resignation; and (b) pay Dr. Chilton as compensation for loss of office twelve (12) months base salary at the then current salary, provided that such payments shall cease if Dr. Chilton becomes employed during such period.  If Dr. Chilton is terminated for Cause or resigns without Good Reason, the Company will pay Dr. Chilton (x) his earned but unpaid then-current base salary through the date of termination or resignation (y) all vacation accrued as of the date of termination resignation and (z) all bonuses earned but not paid as of the date of termination or resignation.

The Agreement provides that Dr. Chilton could be entitled to severance benefits following the termination of his employment, as is further described below under the heading, “Change-in Control Agreements.”

On May 13, 2010, Dr. Chilton was elected as President and Chief Executive Officer of the Company.

Employment Agreement with Michael R. Cox

On November 6, 2007, BASi entered into an Employment Agreement with Mr. Cox to serve as Vice President, Finance and Administration and Chief Financial Officer of BASi. Pursuant to the terms of the agreement between BASi and Mr. Cox, the agreement has an initial term that ends on December 30, 2010, but this employment term can be extended for successive one year periods unless either BASi or Mr. Cox gives the other party written notice at least 90 days before the end of the term. Mr.

Cox will receive a base salary of $165,000 per year in the first year, which may be increased by the Company in the future. Mr. Cox is also eligible for any bonus plans adopted by the Company at the discretion of the Compensation Committee of the Board of Directors.

The Agreement provides that Mr. Cox could be entitled to severance benefits following the termination of his employment, as is further described below under the heading, “Change-in Control Agreements.” If he is terminated by BASi without "cause", or if Mr. Cox terminates his employment for "good reason" he would be entitled to the following:

•	Mr. Cox’s base salary, payable monthly for 12 months following termination;
•	all vacation accrued as of the date of termination;
•	all bonus amounts earned but not paid as of the date of termination; and
•	all salary earned but not paid through the date of termination.

In addition, the non-solicitation provision of Mr. Cox's employment contract will not apply in the event of termination without cause or resignation with good reason.

On April 15, 2010, BASi entered into an Amendment to the Employment Agreement with Mr. Cox.  The Amendment revised the definition of a "Change of Control" to exclude the filing of a Form 13-D with the Securities and Exchange Commission as a triggering event.  The Amendment further stipulates that no event constituting a Change of Control from the filing of Form 13-D prior to the date of the Amendment has occurred or will be asserted.   Additionally, the term of Mr. Cox's employment was extended until December 30, 2011.

Employment Agreement with Richard M. Shepperd

On January 12, 2009, BASi entered into an Amendment to Employment Agreement with Mr. Shepperd. The Amendment reduced Mr. Shepperd's base salary from $35,000 per month to $20,000 per month.  Partially offsetting this, the Amendment provided for a new housing allowance of $1,000 per month, for a total of $12,000 in calendar 2009.  The Amendment also contemplated that, if a "Change in Control" (as defined in the employment contract) occurs prior to the end of the term of the Agreement, Mr. Shepperd will receive a bonus payment of $201,600.

The agreement provided that Mr. Shepperd could be entitled to certain severance benefits following termination of employment. If he is terminated by BASi without "cause," or if Mr. Shepperd terminates his employment for "good reason," he would be entitled to the following:

•	Mr. Shepperd’s base salary through December 31, 2009, to be paid monthly;
•	All vacation accrued as of the date of termination;
•	All bonus amounts earned but not paid as of the date of termination; and
•	All salary earned but not paid through the date of termination.

In addition, the non-solicitation provisions of Mr. Shepperd's employment contract will not apply in the event of termination without cause or resignation with good reason.

The agreement further provides that if Mr. Shepperd's employment ends for any reason other than termination without cause or resignation with “good reason,” Mr. Shepperd shall receive his earned but unpaid salary through the date of termination, all bonus amounts earned but not paid as of the date of termination and all vacation accrued through the date of such termination.

On January 27, 2010, Mr. Shepperd retired as President of the Company and retired as Chief Executive Officer and as a director of the Company on February 12, 2010.  In connection with Mr. Shepperd's retirement from the Company, the Board of Directors approved a retirement payment to Mr. Shepperd of $120,000, payable in twelve equal monthly installments commencing March 1, 2010.

Change-in-Control Agreements

Dr. Chilton’s and Mr. Cox’s Employment Agreements contain a change in control feature. Under these Employment Agreements, if Dr. Chilton or Mr. Cox are “involuntarily terminated” for any reason following a change in control, Dr. Chilton or Mr. Cox would receive an amount equal to his monthly base salary for the 12 months prior to termination payable for at least 2 years. Each would also be eligible for any special bonus program and be eligible to participate in Company sponsored benefits, savings and retirement plans, practices, policies and programs, with the employee contribution paid by the employee.

“Involuntarily terminated” is defined in the Employment Agreements as resulting from a “change in control” of the Company, and due to either (1) the elimination or diminution of the Employee’s position, authority, duties and responsibilities relative to the most significant of those held, exercised and assigned at any time during the six month period immediately preceding a “change in control”; or (2) a change in location requiring the Employee’s services to be performed at a location other than the location where the Employee was employed immediately preceding a “change in control,” other than any office which is the headquarters of the Company and is less than 35 miles from such location.

A "change in control" is defined in Dr. Chilton’s Employment Agreements as (1) approval by shareholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its common shares immediately prior to the consolidation or merger have substantially the same proportionate ownership of voting common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (2) a change in the majority of members of the Board of Directors of the Company within a twenty-four (24) month period unless the election, or nomination for election by the Company shareholders, of each new director was approved by a vote of two-thirds (2/3) of the directors then still in office who were in office at the beginning of the twenty-four (24) month period; or (3) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination do not hold, directly or indirectly, more than fifty percent (50%) of the share of voting common stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the shares of voting common stock of the combined company, any shares received by affiliates (as defined in the rules of the SEC) of such other company in exchange for stock of such other company).

Executive Compensation Tables

Fiscal 2010 Summary Compensation Table

The following narrative, tables and footnotes describe the "total compensation" earned during BASi's 2010 fiscal year by BASi's named executive officers (each, an “NEO” and together, the “NEOs”). The total compensation presented below does not reflect the actual compensation received by BASi's NEOs or the target compensation of BASi's NEOs during its 2010 fiscal year because there was no value realized by BASi's NEOs during its 2010 fiscal year from long-term incentives (exercise of options).

The individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary. Base salary earned during BASi's 2010 fiscal year. The terms of the Employment Agreements governed the base salary for Messrs. Chilton, Cox and Shepperd.

Bonus. The amounts presented as bonuses for Dr. Chilton below represent a sign on bonus paid in two equal installments per his employment agreement in fiscal 2009 and an accrued cash bonus of 2% of EBITDA per his amended employment agreement in fiscal 2010.  No other bonuses were paid or accrued in fiscal 2009 or 2010 for any other NEO.

Option Awards. The awards disclosed under the heading "Option Awards" consist of the aggregate grant date fair value of the stock option awards granted in fiscal 2010 in accordance with FASB ASC Topic 718. The grant date fair value of the option awards may vary from the actual amount ultimately realized by the NEO based on a number of factors. The factors include BASi's actual operating performance, Common Share price fluctuations, differences from the valuation assumptions used, the limited liquidity in the trading of the Company’s shares and the timing of exercise or applicable vesting.  Assumptions used in the calculation of the grant date fair value are included in Note 8 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Company Contributions to 401(k).  Amounts paid by the Company on behalf of the NEO for matching contributions to a Company qualified 401(k) plan.

All Other Compensation. The amounts included under “All Other Compensation” are described in the footnotes to the table.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)		Bonus ($)		Option Awards (1) ($)		Company Contributions to 401(k) ($)	All Other Compensation ($)		Total ($)
Richard M. Shepperd,
President & Chief	2009	285,000		—		—		3,010	9,000	(3)	297,010
Executive Officer (2)	2010	90,000		—		—		—	130,036	(4)	220,036
Anthony S. Chilton,
Ph.D., President, Chief
Executive Officer;	2009	195,000		10,000	(7)	79,200	(9)	—	—		284,200
Director (5)	2010	227,200	(6)	32,403	(8)	121,100	(10)	—	28,667	(11)	409,370
Michael R. Cox, Vice
President, Finance and
Chief Financial Officer	2009	165,000		—		—		1,900	—		166,900
(12)	2010	165,000		—		22,800	(13)	—	—		187,800

 (1)  Aggregate grant date fair value of the stock option awards granted in fiscal years 2010 and 2009 in accordance with FASB ASC Topic 718.  There were three stock option grants to an NEO in fiscal 2010 and three grants to an NEO in fiscal 2009.
 (2) On January 27, 2010, Mr. Shepperd retired as President of the Company and retired as Chief Executive Officer and as a director of the Company on February 12, 2010.
 (3) Housing allowance of $1,000 per month per amended employment agreement with Mr. Shepperd executed on January 12, 2009, as discussed above.
 (4) Retirement payment approved by the Board of Directors upon Mr. Shepperd’s retirement of $120,000 plus a housing allowance of $1,000 per month per amended employment agreement with Mr. Shepperd executed on January 12, 2009, as discussed above plus vacation payout of $5,536 for vacation accrued up to his retirement.
 (5) Dr. Chilton was hired on December 1, 2008, during fiscal 2009.  On January 27, 2010, Dr. Chilton was elected as the interim President of the Company.  On May 13, 2010, Dr. Chilton was elected as President and Chief Executive Officer of the Company.
 (6) Per amendment to the employment agreement executed on February 1, 2010, as discussed above, Dr. Chilton’s base salary was increased to $19,105 per month for the months in which he served as the Interim President of the Company.  His base salary was increased again to $21,188 per month when, on May 13, 2010, he was elected as the President and Chief Executive Officer of the Company.
 (7)  Sign-on bonus in two installments of $5,000 each, paid on March 15, 2009 and July 15, 2009.
 (8)  EBITDA bonus per amended employment agreement accrued in fiscal 2010, paid in fiscal 2011.
 (9)  Grant date fair value of new grant on December 1, 2008 for 30,000 options on common shares, vesting in equal installments beginning December 1, 2009 and each successive year through December 1, 2011.  As of January 31, 2011, 20,000 option shares have vested and are exercisable.
 (10)  Grant date fair value of two new grants in fiscal 2010.  The first grant was on February 1, 2010 for 25,000 options on common shares, vesting evenly beginning January 31, 2011 and each successive year through January 1, 2013.  The second grant was on May 12, 2010 for 125,000 options on common shares, vesting evenly beginning on January 31, 2011 and each successive year through January 31, 2013.  As of January 31, 2011, 50,000 option shares have vested and are exercisable.
 (11)  $600 monthly car allowance and reimbursement of reasonable living and travel expenses per amended employment agreement with Dr. Chilton signed on February 1, 2010.
 (12)  Effective October 4, 2007, Mr. Cox also assumed the responsibilities of Chief Administrative Officer. In April, 2010, as discussed above, Mr. Cox entered into a new employment agreement and was awarded additional stock option grants.
 (13)  Grant date fair value of new grant on April 15, 2010 for 20,000 options on common shares, vesting in equal installments beginning April 15, 2011 and each successive year through April 15, 2013.  As of January 31, 2011, no shares have vested and are exercisable.

Outstanding Equity Awards at Fiscal Year-End Table

BASi has awarded stock options to members of its senior management and other BASi team members. The terms of these awards typically provide for vesting over a defined period of time. Option awards generally have a four-part vesting schedule in which the first of the four installments vests on the second anniversary of the grant date. Each subsequent one-fourth installment thereafter vests on the anniversary of the grant date for the next three years; however, the Compensation Committee and the Board have the ability to alter, and occasionally do alter, the vesting schedule to meet specific objectives. The options expire if not exercised within ten years from the date of grant.  The following table shows the equity awards granted to BASi's NEOs that were outstanding as of the end of BASi's 2010 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END
OPTION AWARDS

	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Richard M. Shepperd (1)	—	—		—	—
Anthony S. Chilton,	10,000	20,000	(2)	3.53	November 30, 2018
Ph.D.	—	25,000	(3)	0.79	January 31, 2020
	—	125,000	(4)	0.99	May 11, 2020
Michael R. Cox	50,000	—		4.58	March 31, 2014
	20,000	10,000	(5)	8.60	November 5, 2017
		20,000	(6)	1.35	April 14, 2020

(1)	Mr. Shepperd’s options were forfeited upon retirement.
(2)	Options on 10,000 shares vested on December 1, 2010 and 10,000 shares vest on December 1, 2011.
(3)	Options on 8,334 shares vested on January 31, 2011, 8,333 shares vest on January 31, 2012 and 8,333 shares vest on January 31, 2013.
(4)	Options on 41,666 shares vested on January 31, 2011, 41,667 shares vest on January 31, 2012 and 41,667 shares vest on January 31, 2013.
(5)	Options on 10,000 shares vested on November 5, 2010.
(6)	Options on 6,667 shares vest on April 15, 2011, 6,667 shares vest on April 15, 2012 and 6,666 shares vest on April 15, 2013.

Fiscal 2010 Option Exercises

There were no options exercised by NEOs in fiscal 2010.

Equity Compensation Plan Information

BASi maintains stock option plans that allow for the granting of options to certain key employees and directors of BASi. The following table gives information about equity awards under the stock option plans of BASi:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under the Equity Compensation Plan (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	680,000	$2.59	3,000

Equity compensation plans not approved by security holders (1)	25,000	$4.58	—

Total	705,000	$2.66	3,000

(1) Includes option to purchase 25,000 shares at $4.58 granted to Michael R. Cox on April 1, 2004.  This grant is fully vested and expires after 10 years.

For additional information regarding BASi’s stock option plans, please see Note 8 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers and persons who beneficially own more than ten percent of BASi’s Common Shares and any other person subject to section 16(a) with respect to BASi to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of BASi’s Common Shares and other equity securities. On the basis of information available to us, we believe that all filing requirements were met for fiscal 2010.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Shareholder proposals to be considered for presentation and inclusion in the proxy statement for the 2012 Annual Meeting of Shareholders must be submitted in writing and received by BASi on or before December 10, 2011. If notice of any other shareholder proposal intended to be presented at the 2012 Annual Meeting of Shareholders is not received by BASi on or before December 10, 2011, the proxy solicited by the Board of Directors of BASi for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the BASi proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The mailing address of the principal offices of BASi is 2701 Kent Avenue, West Lafayette, Indiana 47906.

In addition, any shareholder proposal must be in proper written form.  To be in proper written form, a shareholder's proposal must set forth as to each matter such shareholder proposes to bring before the 2012 Annual Meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the number of common shares of BASi which are owned beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of BASi has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of BASi.

By Order of the Board of Directors,

Anthony S. Chilton, Ph. D.
Chief Executive Officer
January 28, 2011

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 17, 2011.

    Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/BASi2011
• Follow the steps outlined on the secured website.
   Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone
telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded
message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A   Proposals — The Board recommends a vote FOR all nominees and FOR Proposal 2.
1. Election of Directors:	For	Withhold
01 - David W. Crabb, M.D.	☐	☐

	For	Against	Abstain
2. Proposal to ratify Crowe Horwath LLP as the Company’s independent registered public accountants for 2011.	☐	☐	☐

B   Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - Bioanalytical Systems Inc.

Notice of 2011 Annual Meeting of Shareholders
Principal Executive Offices of BASi
2701 Kent Avenue, West Lafayette, IN  47906
Proxy Solicited by Board of Directors for Annual Meeting - March 17, 2011 at 10:00 a.m.

Michael R. Cox and Lina Reeves-Kerner, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. to be held on March 17, 2011 at 10:00 a.m. or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominee in Proposal 1 and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)